UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K
______________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) January 27, 2025
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AT&T INC.
(Exact Name of Registrant as Specified in Charter)
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Delaware	001-08610	43-1301883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

208 S. Akard St., Dallas, Texas (Address of Principal Executive Offices)		75202 (Zip Code)
Registrant’s telephone number, including area code (210) 821-4105
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares (Par Value $1.00 Per Share)	T	New York Stock Exchange
Depositary Shares, each representing a 1/1000th interest in a share of 5.000% Perpetual Preferred Stock, Series A	T PRA	New York Stock Exchange
Depositary Shares, each representing a 1/1000th interest in a share of 4.750% Perpetual Preferred Stock, Series C	T PRC	New York Stock Exchange
AT&T Inc. Floating Rate Global Notes due March 6, 2025	T 25A	New York Stock Exchange
AT&T Inc. 3.550% Global Notes due November 18, 2025	T 25B	New York Stock Exchange
AT&T Inc. 3.500% Global Notes due December 17, 2025	T 25	New York Stock Exchange
AT&T Inc. 0.250% Global Notes due March 4, 2026	T 26E	New York Stock Exchange
AT&T Inc. 1.800% Global Notes due September 5, 2026	T 26D	New York Stock Exchange
AT&T Inc. 2.900% Global Notes due December 4, 2026	T 26A	New York Stock Exchange
AT&T Inc. 1.600% Global Notes due May 19, 2028	T 28C	New York Stock Exchange
AT&T Inc. 2.350% Global Notes due September 5, 2029	T 29D	New York Stock Exchange
AT&T Inc. 4.375% Global Notes due September 14, 2029	T 29B	New York Stock Exchange

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
AT&T Inc. 2.600% Global Notes due December 17, 2029	T 29A	New York Stock Exchange
AT&T Inc. 0.800% Global Notes due March 4, 2030	T 30B	New York Stock Exchange
AT&T Inc. 3.950% Global Notes due April 30, 2031	T 31F	New York Stock Exchange
AT&T Inc. 2.050% Global Notes due May 19, 2032	T 32A	New York Stock Exchange
AT&T Inc. 3.550% Global Notes due December 17, 2032	T 32	New York Stock Exchange
AT&T Inc. 5.200% Global Notes due November 18, 2033	T 33	New York Stock Exchange
AT&T Inc. 3.375% Global Notes due March 15, 2034	T 34	New York Stock Exchange
AT&T Inc. 4.300% Global Notes due November 18, 2034	T 34C	New York Stock Exchange
AT&T Inc. 2.450% Global Notes due March 15, 2035	T 35	New York Stock Exchange
AT&T Inc. 3.150% Global Notes due September 4, 2036	T 36A	New York Stock Exchange
AT&T Inc. 2.600% Global Notes due May 19, 2038	T 38C	New York Stock Exchange
AT&T Inc. 1.800% Global Notes due September 14, 2039	T 39B	New York Stock Exchange
AT&T Inc. 7.000% Global Notes due April 30, 2040	T 40	New York Stock Exchange
AT&T Inc. 4.250% Global Notes due June 1, 2043	T 43	New York Stock Exchange
AT&T Inc. 4.875% Global Notes due June 1, 2044	T 44	New York Stock Exchange
AT&T Inc. 4.000% Global Notes due June 1, 2049	T 49A	New York Stock Exchange
AT&T Inc. 4.250% Global Notes due March 1, 2050	T 50	New York Stock Exchange
AT&T Inc. 3.750% Global Notes due September 1, 2050	T 50A	New York Stock Exchange
AT&T Inc. 5.350% Global Notes due November 1, 2066	TBB	New York Stock Exchange
AT&T Inc. 5.625% Global Notes due August 1, 2067	TBC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

Throughout this document, AT&T Inc. is referred to as “we” or “AT&T.” AT&T is a holding company whose subsidiaries and affiliates operate worldwide in the telecommunications and technology industries.

Overview
We announced on January 27, 2025 that fourth-quarter 2024 net income attributable to common stock totaled $4.0 billion, or $0.56 per diluted share. Fourth-quarter 2024 earnings per diluted share includes amounts totaling to $0.1 billion resulting from the following significant items (per share): $0.03 of benefit from tax items, offset by net $(0.01) from a loss on actuarial remeasurement of pension and postretirement benefit plan assets and obligations and other items. The results compare with a reported net income attributable to common stock of $2.1 billion, or $0.30 per share, in the fourth quarter of 2023, which included amounts totaling to $(1.7) billion resulting from the following significant items (per share): $(0.18) from a loss on actuarial remeasurement of pension and postretirement benefit plan assets and obligations, $(0.06) from restructuring and impairment charges, $(0.03) from our proportionate share of DIRECTV intangible amortization and $(0.01) of benefit related market-driven adjustments and other items, partially offset by $0.04 of benefit from tax items.

For the full year 2024, net income attributable to common stock was $10.7 billion versus $14.2 billion in 2023. Full-year 2024 earnings per diluted share was $1.49 and included the following significant items (per share): $(0.72) from restructuring and impairment charges, $(0.09) from our proportionate share of DIRECTV intangible amortization and $(0.01) from a loss on actuarial remeasurement of pension and postretirement benefit plan assets and obligations, partially offset by $0.03 of benefit from tax items and $0.02 of benefit related market-driven adjustments and other items. Full-year 2023 earnings per diluted share was $1.97 and included the following significant items (per share): $(0.18) from restructuring and impairment charges, $(0.17) from a loss on actuarial remeasurement of pension and postretirement benefit plan assets, net of pension settlement gains, and obligations and $(0.14) from our proportionate share of DIRECTV intangible amortization, partially offset by $0.04 of benefit from tax items and $0.01 of benefit related market-driven adjustments and other items.

Operating revenues in the fourth quarter of 2024 were $32.3 billion, up 0.9 percent from the fourth quarter of 2023, and full-year 2024 revenues were $122.3 billion, down 0.1 percent from the previous full year. The revenue increase in the fourth quarter was primarily due to increased Mobility and Consumer Wireline revenues, partially offset by continued declines in Business Wireline and foreign exchange pressure in Mexico. The revenue decrease for the year reflects continued declines in Business Wireline and lower Mobility equipment revenues, partially offset by increased revenues in Mobility service and Consumer Wireline and Mexico revenues.

Operating expenses in the fourth quarter of 2024 were $27.0 billion, compared to $26.8 billion in the comparable 2023 period, and full-year 2024 operating expenses were $103.3 billion, compared to $99.0 billion for the previous full year. The increase in operating expenses in the fourth quarter was primarily due to higher depreciation expense from accelerated depreciation on wireless network equipment associated with our Open RAN network modernization efforts, continued fiber investment and network upgrades. Operating expenses also include higher equipment costs in line with higher Mobility equipment revenues, which were offset by benefits from continued transformation, including a prior-year charge for the abandonment of non-deployed wireless equipment in connection with our network modernization efforts.

Full-year 2024 expense increases were primarily due to a $4.4 billion noncash goodwill impairment recorded in the third quarter of 2024. Also contributing to higher operating expenses was higher depreciation expense from accelerated depreciation on wireless network equipment associated with our network modernization efforts, continued fiber investment and network upgrades. These increases were partially offset by lower Mobility equipment costs resulting from lower wireless sales volumes and our continued transformation efforts, including lower personnel charges.

Operating income in the fourth quarter of 2024 was $5.3 billion compared to $5.3 billion in the comparable 2023 period, and full-year 2024 operating income was $19.0 billion compared to $23.5 billion for the full-year 2023. AT&T’s fourth-quarter operating income margin was 16.5 percent in 2024 and 2023, and full-year 2024 operating income margin was 15.6 percent compared to 19.2 percent.

Other income (expense) - net in the fourth quarter of 2024 was $0.6 billion compared to $(0.9) billion in the comparable 2023 period and full-year 2024 other income (expense) - net was $2.4 billion compared to $1.4 billion for the full-year 2023. The fourth quarter increase reflects a lower actuarial loss on pension and postretirement benefits recorded in 2024 ($0.1 billion versus $1.7 billion in the prior-year). Also contributing to the increase was the prior-year write-down of investments. These increases were partially offset by lower pension and postretirement benefit credits and lower returns on other benefit-related investments.

The full-year increase reflects a lower actuarial loss on pension and postretirement benefits recorded in 2024 ($0.1 billion versus $1.6 billion in the prior-year). Also contributing to the increase was the prior-year write-down of our SKY Mexico equity investment. These increases were partially offset by lower pension and postretirement benefit credits and lower returns on other benefit-related investments.

Cash from operating activities for the full-year 2024 was $38.8 billion, up $0.5 billion when compared to 2023, reflecting the timing of working capital associated with device payments, as well as the expansion of committed, cost-efficient receivable sales programs and operational growth, partially offset by higher cash tax payments. Capital expenditures in 2024 were $20.3 billion, and when including $1.8 billion cash paid for vendor financing, capital investment was $22.1 billion, compared to prior-year capital investment of $23.6 billion (capital expenditures of $17.9 billion and cash paid for vendor financing of $5.7 billion).

Segment Summary
We analyze our segments based on segment operating income, which excludes acquisition-related costs and other significant items. We also evaluate segment performance based on EBITDA and/or EBITDA margin, which is defined as operating income excluding depreciation and amortization. EBITDA is used as part of our management reporting and we believe EBITDA to be a relevant and useful measurement to our investors as it measures the cash generation potential of our business units. EBITDA does not give effect to depreciation and amortization expenses incurred in operating income nor is it burdened by cash used for debt service requirements and thus does not reflect available funds for distributions, reinvestment or other discretionary uses. EBITDA margin is EBITDA divided by total revenues. Our reportable segments are: Communications and Latin America.

Communications
Our Communications segment consists of our Mobility, Business Wireline and Consumer Wireline business units.

Operating revenues for the fourth quarter of 2024 were $31.1 billion, up 1.1 percent versus fourth-quarter 2023, with segment operating income of $6.2 billion, down 6.3 percent versus the year-ago quarter. The Communications segment operating income margin was 19.9 percent, compared to 21.5 percent in the year-earlier quarter. Our Communications segment EBITDA margin was 36.3 percent compared to 35.8 percent in the year-earlier quarter.

Mobility
Mobility revenues for the fourth quarter of 2024 were $23.1 billion, up 3.3 percent versus the fourth quarter of 2023, driven by service revenue growth of 3.3 percent from subscriber and postpaid phone ARPU growth, and equipment revenue growth of 3.3 percent from higher volumes of non-phone sales and higher-priced phones sales. Mobility operating expenses totaled $17.0 billion, up 5.1 percent versus the fourth quarter of 2023 reflecting higher depreciation expense due to our Open RAN deployment and network transformation, higher equipment expenses resulting from higher sales and higher network costs, including storm impacts. Mobility’s operating income margin was 26.5 percent compared to 27.7 percent in the year-ago quarter. Our Mobility EBITDA margin was 38.4 percent compared to 37.4 percent in the year-earlier quarter.

In our Mobility business unit, during the fourth quarter of 2024, we reported a net gain of 1.8 million wireless subscribers. At December 31, 2024, wireless subscribers totaled 117.9 million compared to 113.8 million at December 31, 2023. Effective with our first-quarter 2024 reporting, we have removed connected devices from our total Mobility subscribers, consistent with industry standards and our key performance metrics. Connected devices include data-centric devices such as session-based tablets, monitoring devices and primarily wholesale automobile systems.

During the fourth quarter, total phone net adds (postpaid and prepaid) were 363,000, with total net adds by subscriber category as follows:
•Postpaid subscriber net adds were 839,000, with phone net adds of 482,000.
•Prepaid subscriber net losses were 136,000, with phone net losses of 119,000.
•Reseller net adds were 1.1 million.

For the quarter ended December 31, 2024, postpaid phone-only ARPU increased 0.9 percent versus the year-earlier quarter.

Postpaid phone-only churn was 0.85 percent compared to 0.84 percent in the fourth quarter of 2023. Total postpaid churn was 1.00 percent compared to 1.01 percent in the year-ago quarter.

At December 31, 2024, FirstNet connections which include postpaid subscribers and connected devices, totaled 6.7 million compared to 5.5 million at December 31, 2023.

Business Wireline
Business Wireline revenues for the fourth quarter of 2024 were $4.5 billion, down 10.0 percent versus the year-ago quarter, primarily due to lower demand for legacy voice and data services as well as product simplification, partially offset by growth in connectivity services. Revenue declines also were impacted by the absence of revenues from our cybersecurity business that was contributed to LevelBlue during the second quarter of 2024. Business Wireline operating expenses totaled $4.8 billion, down 2.7 percent when compared to the fourth quarter of 2023 due to lower personnel costs associated with ongoing transformation initiatives, lower customer support expenses and the contribution of our cybersecurity business. Business Wireline operating income margin was (4.6) percent compared to 3.3 percent in the year-earlier quarter. Our Business Wireline EBITDA margin was 26.3 percent compared to 30.4 percent in the year-earlier quarter.

Consumer Wireline
Consumer Wireline revenues for the fourth quarter of 2024 were $3.5 billion, up 3.4 percent versus the year-ago quarter, driven by growth in broadband revenues attributable to fiber growth, partially offset by declines in legacy voice and data services and other services. Consumer Wireline operating expenses totaled $3.2 billion, up 2.1 percent versus the fourth quarter of 2023, primarily due to higher depreciation expense driven by fiber investment and higher network costs including storm impacts. These increases were partially offset by savings from cost initiatives and lower marketing expense. Consumer Wireline operating income margin was 8.0 percent compared to 6.8 percent in the year-earlier quarter. Our Consumer Wireline EBITDA margin was 35.2 percent compared to 33.1 percent in the year-earlier quarter.

At December 31, 2024, Consumer Wireline had approximately 14.0 million broadband connections compared to 13.7 million at December 31, 2023. During the fourth quarter, broadband subscriber net adds were 123,000, driven by growth in AT&T Internet Air; fiber broadband net adds were 307,000. Total broadband and DSL connections were 14.1 million at December 31, 2024, compared to 13.9 million at December 31, 2023.

Latin America
Our Latin America segment consists of our Mexico business unit and is subject to foreign currency fluctuations.

Fourth-quarter 2024 operating revenues were $1.0 billion, down 4.2 percent when compared to the fourth quarter of 2023, primarily due to unfavorable impacts of foreign exchange rates, offset by higher equipment sales and subscriber growth. Operating expenses were $1.0 billion, down 9.7 percent, driven by favorable impact of foreign exchange rates, partially offset by higher equipment and selling costs attributable to subscriber growth. Mexico’s operating income margin was 2.0 percent, compared to (3.9) percent in the year-earlier quarter. Our Mexico EBITDA margin was 16.4 percent compared to 12.6 percent in the year-earlier quarter.

We had approximately 23.6 million Mexico wireless subscribers at December 31, 2024 compared to 22.3 million at December 31, 2023. During the fourth quarter of 2024, we had prepaid net adds of 490,000 and postpaid net adds of 204,000.

CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS

Information set forth in this filing contains financial estimates and other forward-looking statements that are subject to risks and uncertainties. A discussion of factors that may affect future results is contained in AT&T’s filings with the Securities and Exchange Commission. AT&T disclaims any obligation to update or revise statements contained in this filing based on new information or otherwise.

Item 9.01 Financial Statements and Exhibits.
The following exhibits are filed as part of this report:

(d)	Exhibits

	99.1	AT&T Inc. selected financial statements and operating data.

	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT&T INC.

Date: January 27, 2025	By: /s/ Sabrina Sanders . Sabrina Sanders Senior Vice President - Chief Accounting Officer and Controller
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